UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 31, 2005
                                                         ----------------

                                 MAGNA-LAB INC.
                                 --------------
             (Exact name of Registrant as Specified in its Charter)

          New York                       0-21320                 11-3074326
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

6800 Jericho Turnpike, Ste. 120W, Syosset, New York                      11791
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

        Registrant's telephone number, including area code (516) 393 5874
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      On October 31, 2005, we entered into and consummated a stock purchase agreement with Magna Acquisition LLC (the "Purchaser"). Under the agreement, we issued and sold to the Purchaser 30,000,000 shares of our Class A Common Stock ("Common Stock") in consideration for gross cash proceeds of $190,000, before expenses (the "New Investment"). Messrs. Joel S. Kanter and Jerome M. Feldman, both of whom serve as directors of our company, and Mr. Kenneth C. Riscica, our Secretary and Treasurer, serve as sole managers of the Purchaser, with the ability to vote and dispose of our shares owned by the Purchaser by majority vote. None of the managers, nor any other affiliates of our company prior to the transaction, has any economic interest in the Purchaser and, except as noted above, to our knowledge none of such persons has any other material relationship with the Purchaser.

      Contemporaneous with the New Investment, the Purchaser purchased from our former principal stockholder, Noga Investments in Technology Ltd. ("Noga"), a company in receivership, 30,772,729 shares of our Common Stock, constituting all of the shares of Common Stock owned by Noga (the "Noga Purchase"). The total purchase price for such shares was $60,000, all of which was funded with the Purchaser's own funds.

      In connection with and as a condition to consummation of the Noga Purchase and the New Investment, we delivered a release in favor of Noga covering certain claims we may have had against Noga. Additionally we agreed to pay $43,200 of the Purchaser's legal costs in connection with the New Investment and the Noga Purchase.

      As a condition to the New Investment, we entered into a Settlement and Release Agreement with members of management and former management under which such persons released claims for deferred compensation totaling $113,112 and canceled options to purchase an aggregate of 2,325,000 shares of Common Stock, in consideration for the issuance to such individuals of an aggregate of 2,973,923 shares of Common Stock. In addition, we granted to Mr. Riscica 1,500,000 shares of our Common Stock previously reserved for issuance to him as additional compensation. At the last reported sale price of our Common Stock on October 31, 2005 of $0.005 per share, the shares issued pursuant to the settlement and the additional shares to Mr. Riscica, would be valued at less than $23,000 in the aggregate.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

      Reference is made to the disclosure under Item 1.01 above, which is incorporated by reference herein. In connection with the share issuances referred to therein, we relied on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of such Act. Each offering was made to a limited number of offerees and each purchaser has represented to us that it is an "accredited investor".

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

      Reference is made to the disclosure under Item 1.01 above, which is incorporated by reference herein.

      As a result of the New Investment and Noga Purchase, the Purchaser acquired an aggregate of 60,772,729 shares of Common Stock, representing approximately 55.8 % of our issued and outstanding shares of Common Stock, and approximately 55.1 % of the voting power represented by our issued and outstanding Common Stock, after consummation of the transactions described under
Item 1.01 above.

      We have been informed that the Purchaser was formed and recently funded as a vehicle for investment in our company, and has no other business or material assets. Reference is made to our Annual Report on Form 10-KSB for the year ended February 28, 2005, as well as subsequent Quarterly Reports on Form 10-QSB, filed with the Securities and Exchange Commission, for business and financial information about our company.

      The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2005, taking into account issuances of shares pursuant to the transactions described in this report. The table includes:

            o     each of our directors and executive officers;

            o     all of our directors and executive officers as a group; and

            o each person or entity known by us to be the beneficial owner of more than 5% of our common stock.


                                                     Class of          Number of Shares      Percentage of
             Name and Address                      Common Stock          Beneficially        Total Voting
         of Beneficial Owner (1)                        (2)                Owned(3)          Power (2)(3)
         -----------------------                   ------------        ----------------      ------------
Magna Acquisition LLC (7)                             Class A             60,772,729             55.1%
Kenneth C. Riscica (4)                                Class A              2,110,212              1.9%
Jonathan Adereth (4)(5)                               Class A              2,083,620              1.9%
Lawrence A. Minkoff, Ph.D. (4)                        Class A                764,068
                                                      Class B                238,915
                                                                          ----------
                                                                           1,002,983              1.8%
                                                                          ----------
Joel Kanter (4)(6)                                    Class A                332,035                *
J.M. Feldman (4)(5)                                   Class A                158,132                *
Seymour Kessler (4)                                   Class A                142,035                *
All Executive Officers and Directors as a Group       Class A              5,590,357
(6 persons)                                                               ----------
                                                      Class B                238,915
                                                                          ----------
                                                                           5,829,272              6.1%
                                                                          ----------             ----

----------

* Denotes less than one percent.

The information presented in the table above and footnotes is based solely upon Schedules and Reports filed by the respective holders under the Securities Exchange Act of 1934 and certain representations furnished to us by executive officers and Board members and has not been otherwise independently verified by us. To the extent that any required holders have not filed timely reports on such Forms, we would not be in a position to know the current holdings of such persons.

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Class B Common Stock is entitled to five votes per share but is otherwise substantially identical to the Class A Common Stock, which has one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(3) Based upon 108,602,489 shares of Class A common stock and 330,372 shares of Class B common stock outstanding at October 31, 2005 and reflecting as outstanding, with respect to the relevant owner, the shares which that beneficial owner could acquire upon exercise of options which are presently exercisable or will become exercisable within the next 60 days.

(4) The address for Messrs. Minkoff, Adereth, Riscica, Feldman, Kessler, and Kanter is c/o Magna-Lab Inc., 6800 Jericho Turnpike, Suite 120W, Syosset, NY 11791.

(5) Includes, for Mr. Adereth only, 1,875,000 shares of Common Stock underlying currently exercisable options. Does not include an aggregate of 9,000,000 shares which have been reserved for possible issuance to our directors and management in the event that their efforts result in board approval of a definitive merger or financing transaction.

(6) Includes the holding of The Kanter Family Foundation to which Mr. Kanter does not have sole voting or investment power.

(7) The address for Magna Acquisition LLC is 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182. Voting and investment decisions regarding the shares of Common Stock held be this entity are made by a majority of three persons, consisting of Messrs. Jerome M. Feldman and Joel S. Kanter, directors of our company, and Kenneth C. Riscica, an executive officer of our company.

Item 9. Financial Statements and Exhibits.

      Exhibits

      10.1 Stock Purchase Agreement dated October 31, 2005, between Magna-Lab, Inc. and Magna Acquisition LLC.

      10.2 Settlement and Release Agreement dated as of September 29, 2005, by and among Magna-Lab, Inc. and Mr. Minkoff, Mr. Riscica, Mr. Adereth, Mr. Kanter, Mr. Feldman, Mr. Kessler, Mr. Mulvena and Mr. Geisel.

      10.3 Release dated October 31, 2005 by Magna-Lab Inc. in favor of Noga Investments in Technology Ltd.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MAGNA-LAB INC.


Date: November 2, 2005                               By: /s/ Kenneth C. Riscica
                                                         -----------------------
                                                         Kenneth C. Riscica
                                                         Treasurer and Secretary

                                  Exhibit Index

      10.1 Stock Purchase Agreement dated October 31, 2005, between Magna-Lab, Inc. and Magna Acquisition LLC.

      10.2 Settlement and Release Agreement dated as of September 29, 2005, by and among Magna-Lab, Inc. and Mr. Minkoff, Mr. Riscica, Mr. Adereth, Mr. Kanter, Mr. Feldman, Mr. Kessler, Mr. Mulvena and Mr. Geisel.

      10.3 Release dated October 31, 2005 by Magna-Lab Inc. in favor of Noga Investments in Technology Ltd.